Exhibit 10.3
First Amendment to the
Amended and Restated
Executive Employment Agreement
by and between
Affiliated Computer Services, Inc. and Lynn Blodgett
     This First Amendment (“Amendment”) to the Amended and Restated Executive Employment Agreement, dated May 1, 2008 (“Employment Agreement”) is entered into by and between Affiliated Computer Services, Inc. (the “Company”) and Lynn Blodgett (the “Executive”).
     WHEREAS, the Executive and the Company entered into the Employment Agreement to provide for the terms by which the Company would continue to employ Executive as the Chief Executive Officer, and Executive desires to continue to be employed by the Company in said capacity; and
     WHEREAS, the Company and the Executive wish to ensure that the Employment Agreement continues to comply with the Internal Revenue Code of 1986, as amended (the “Code”) and all applicable state and federal laws, and specifically the Company and Executive intend to amend the Employment Agreement to ensure continued compliance with Code Section 409A;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and the Executive agree as follows:
     1. Amendment to Section 5(c). Section 5(c) of the Employment Agreement is deleted and replaced in its entirety with the following:
“(c) Executive may terminate the Term and Executive’s employment hereunder for “Good Reason” (as defined below), after providing thirty (30) days written notice to the Company, which identifies the existence of the condition constituting “Good Reason” for Executive’s termination. Upon receipt of such notice, Company shall have thirty (30) days to cure the matters upon which the Executive’s Good Reason is based. In the event Company fails to remedy the condition, Executive may terminate the Employment Agreement for Good Reason. Upon termination of the Term and Executive’s employment hereunder by Executive for Good Reason, the Company shall pay Executive: (1) his Accrued Compensation, to be paid as soon as reasonably practicable following such termination; and (2) subject to Section 7, the Severance Payment, to be paid out in a single lump sum within fifty (50) days of the date of termination.”
     2. Amendment to Section 5(g). The first sentence of Section 5(g) of the Employment Agreement is deleted and replaced in its entirety with the following:
“Upon termination of the Term and Executive’s employment hereunder pursuant to Sections 5(a), (c) or (e), the Company shall pay the monthly premium cost on behalf of Executive as such monthly premium costs become due for continuation coverage under COBRA (hereinafter referred to as the “Termination COBRA Payments”) during the Continuation Period (as hereafter defined).”

     3. Amendment to Section 5(k)(v). Section 5(k)(v) of the Employment Agreement is deleted and replaced in its entirety with the following:
     ““Good Reason” means any of the following reasons:
(a)	Executive’s removal from his position as Chief Executive Officer other than due to a termination of the Term and Executive’s employment hereunder pursuant to Section 5(a), (b), (d), (e) or (f) of this Employment Agreement; or

(b)	The Company fails to make any material payments to Executive required to be made under the terms of this Employment Agreement.”
     4. Amendment to Section 10. Section 10 of the Employment Agreement is amended by inserting the bolded language in the first phrase of the provision and as set forth below to incorporate this Amendment into the entire Agreement, as follows:
“ This Agreement, including this Amendment, sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.”
5. Amendment to Section 28(a). Section 28 (a) of the Employment Agreement is amended by deleting the final phrase of the subsection and replacing it with the following:
“. . . provided, that such Parachute Tax Reimbursement shall in no event be paid later than the end of the calendar year following the calendar year in which such taxes are remitted.”
Except as amended herein, the undersigned parties hereby ratify and reconfirm the Employment Agreement. To facilitate execution, this Amendment may be executed in as many counterparts as may be convenient or required, and a counterpart hereof executed and delivered by facsimile or electronic mail transmittal shall have the same effect as an original executed counterpart hereof. It shall not be necessary that the signature of all persons appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
[Signature Page Follows]

     The parties have executed this Amendment to be effective as of the last date signified below.

AFFILIATED COMPUTER SERVICES, INC.
Date:	By:	/s/ Darwin Deason
Darwin Deason, Chairman of the Board

EXECUTIVE
Date:		/s/ Lynn Blodgett
Lynn Blodgett